Exhibit 24

HAMILTON LANE PRIVATE ASSETS FUND (“HLPAF”)
HAMILTON LANE PRIVATE INFRASTRUCTURE FUND (“HLPIF)
HL SCOPE RIC LLC (“SCOPE”)

HAMILTON LANE PRIVATE SECONDARY FUND (“HLPSF”)
HAMILTON LANE VENTURE CAPITAL AND GROWTH FUND (“HLVCGF”)

HAMILTON LANE CREDIT INCOME FUND (“HLCIF”)

POWER OF ATTORNEY

Each of the persons whose name appears below hereby severally constitutes and appoints each of Mary Kate Leonard and Kristin Jumper, and each of them singly, with full powers of substitution and resubstitution, his or her true and lawful attorney, with full power to sign for him or her, and in his or her name and in the capacities indicated below, any registration statement of HLPAF, HLPIF, HLPSF, HLVCGF, HLCIF and SCOPE (the “Funds”) on Form N-2 (each, a “Registration Statement”), any and all subsequent Pre-Effective Amendments and Post-Effective Amendments to such Registration Statements, any and all supplements or other instruments in connection therewith, any subsequent Registration Statements registering the offering of the common shares of beneficial interest of the Funds which may be filed under the Securities Act of 1933, as amended, and/or the Investment Company Act of 1940, as amended (the “1940 Act”), any and all Forms 3, 4, and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended, and the rules thereunder, and Section 30(h) of the 1940 Act, any and all agreements, filings, documents, registrations, notices, and other instruments required or permitted to be filed pursuant to the Federal Securities Laws (as that term is defined in Rule 38a-1 under the 1940 Act), and the rules thereunder, the Commodities Exchange Act, as amended, and/or any rules or regulations passed or adopted by the National Futures Association (“NFA”), the Financial Industry Regulatory Authority (“FINRA”), and/or any other self-regulatory organization (each, an “SRO”) to whose authority the Funds are subject, and any and all agreements, filings, documents, registrations, notices, and other instruments required or permitted to be filed to comply with the statutes, rules, regulations or law of any state or jurisdiction, including those required to qualify to do business in any such state or jurisdiction (collectively, the “Applicable Laws”), and to file the same, with all exhibits thereto, and other agreements, documents and other instruments in connection therewith, with the appropriate regulatory body including, but not limited to, the Securities and Exchange Commission, the Commodity Futures Trading Commission, the NFA, FINRA, and any SRO, and/or the securities regulators or other agency or regulatory body of the appropriate states and territories, and generally to do all such things in his or her name and on his or her behalf in connection therewith as such attorney deems necessary or appropriate to comply with the Applicable Laws and all related requirements, granting unto such attorney full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that such attorney lawfully could do or cause to be done by virtue hereof.

Each of the persons whose name appears below hereby acknowledges that the attorneys-in-fact, in serving in such capacity at his or her request, are not assuming, nor are the Funds assuming, any of his or her responsibilities to comply with the Applicable Laws. This Power of Attorney shall remain in full force and effect until revoked in a signed writing delivered to the attorneys-in-fact.

May 7, 2026
Gail Susan Ball
Member of the Board

May 7, 2026
Timothy S. Galbraith
Member of the Board

May 7, 2026
Jeffrey P. Ladouceur
Member of the Board

May 7, 2026
Andrew Schardt
Member of the Board, Co-President & Co-Principal Executive Officer

May 7, 2026
Brian Charles Gildea
Member of the Board, Co-President & Co-Principal Executive Officer

May 7, 2026
Kaylin Liu
Treasurer & Principal Financial Officer

/s/ Mary Kathleen Leonard	May 7, 2026
Mary Kathleen Leonard
Secretary

May 7, 2026
Gerard Scarpati
Chief Compliance Officer